EXHIBIT 10.8

         AMENDMENT dated May 21st, 2003 to EMPLOYMENT AGREEMENT dated February 3, 2003 (the "Employment Agreement") by and between IA GLOBAL, INC., a Delaware corporation (the "Company") and SATORU HIRAI ("Executive").

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         The Company and the Executive have heretofore entered into the
Employment Agreement which, among other matters, provides that the Executive shall receive Base Compensation (as therein defined) from the Company at an annual rate of $91,200.

         The Company and the Executive wish to amend the Employment Agreement to provide for the payment of a higher level of Base Compensation.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. From and after the date hereof with retroactive effect to March, 2003, the Executive's Base Compensation shall be at an annual rate of $120,000. Executive shall receive a balance of $9,600 at end of May, 2003.

         2. All other terms and conditions of the Employment Agreement shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement as of the date set forth above.

                                    IA GLOBAL, INC.


                                    By: /s/ Alan Margerison
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                                    Name:  Alan Margerison
                                    Title: President and Chief Executive Officer



                                    /s/ Satoru Hirai
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                                    Satoru Hirai